                                                                    Exhibit 99.2

    ------------------------------------------------------------------------










                                   NILT TRUST,
                                 as Transferor,

                                       and

                           NISSAN AUTO LEASING LLC II,
                                  as Transferee



                              ---------------------
                                SUBI CERTIFICATE
                               TRANSFER AGREEMENT

                          Dated as of __________, 2005

                              ---------------------











    ------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        PAGE


ARTICLE ONE                DEFINITIONS..........................................................2

         Section 1.01          Definitions......................................................2

         Section 1.02          Interpretive Provisions..........................................2

ARTICLE TWO                TRANSFER OF 2005-A SUBI CERTIFICATE..................................2

         Section 2.01          Transfer of 2005-A SUBI Certificate..............................2

         Section 2.02          True Sale........................................................3

         Section 2.03          Representations and Warranties of the Transferor and
                               the Transferee...................................................3

         Section 2.04          Financing Statement and Books and Records........................6

         Section 2.05          Acceptance by the Transferee.....................................7

         Section 2.06          Release of Claims................................................7

ARTICLE THREE              MISCELLANEOUS........................................................7

         Section 3.01          Amendment........................................................7

         Section 3.02          Governing Law....................................................8

         Section 3.03          Severability.....................................................8

         Section 3.04          Binding Effect...................................................8

         Section 3.05          Headings.........................................................9

         Section 3.06          Counterparts.....................................................9

         Section 3.07          Further Assurances...............................................9

         Section 3.08          Third-Party Beneficiaries........................................9

         Section 3.09          No Petition......................................................9

         Section 3.10          No Recourse......................................................9

Schedule I        Perfection Representations, Warranties and Covenants

                       SUBI CERTIFICATE TRANSFER AGREEMENT

         This SUBI Certificate Transfer Agreement, dated as of __________, 2005 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is between NILT Trust, a Delaware statutory trust ("NILT Trust"), as transferor (the "Transferor"), and Nissan Auto Leasing LLC II, a Delaware limited liability company ("NALL II"), as transferee (the "Transferee").

                                    RECITALS

         A. Nissan-Infiniti LT (the "Titling Trust") is a Delaware statutory trust governed by the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the "Titling Trust Agreement"), by and among, the NILT Trust, as grantor and initial beneficiary (in such capacity, the "Grantor" and the "UTI Beneficiary," respectively), Nissan Motor Acceptance Corporation, a California corporation ("NMAC"), as servicer (the "Servicer"), Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), as Delaware trustee (the "Delaware Trustee"), NILT, Inc., a Delaware corporation, as trustee (the "Trustee"), and U.S. Bank National Association, a national banking association ("U.S. Bank"), as trust agent (the "Trust Agent");

         B. Pursuant to the Titling Trust Agreement, the purposes of the Titling Trust include taking assignments and conveyances of and holding in trust various assets (the "Trust Assets");

         C. The Grantor, the UTI Beneficiary, the Servicer, the Trustee, the Delaware Trustee and the Trust Agent are entering into the 2005-A SUBI Supplement, dated as of __________, 2005 (the "2005-A SUBI Supplement", and together with the Titling Trust Agreement, the "SUBI Trust Agreement"), to (i) establish a special unit of beneficial interest, the "2005-A SUBI" and (ii) identify and allocate certain Trust Assets to the 2005-A SUBI;

         D. Pursuant to the SUBI Trust Agreement a separate portfolio of leases (the "2005-A Leases"), the vehicles that are leased under the 2005-A Leases (the "2005-A Vehicles"), and certain other related Trust Assets have been allocated to the 2005-A SUBI;

         E. The Titling Trust has issued a certificate evidencing a 100% beneficial interest in the 2005-A SUBI (the "2005-A SUBI Certificate") to the Transferor;

         F. The Transferor and the Transferee desire to provide for the sale, transfer and assignment by the Transferor to the Transferee, without recourse, of all of the Transferor's right, title and interest in and to the 2005-A SUBI Certificate; and

         G. Immediately after the transfer and assignment of the 2005-A SUBI Certificate to the Transferee, the Transferee shall sell, transfer, and assign all of its right, title and interest in the 2005-A SUBI Certificate to the Nissan Auto Lease Trust 2005-A in connection with a securitization.






                                       1     SUBI Certificate Transfer Agreement

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

         Section 1.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement of Definitions, dated as of __________, 2005, by and among Nissan Auto Lease Trust 2005-A, as issuer (the "Issuer"), NILT Trust, as Grantor and Initial Beneficiary, the Titling Trust, NMAC, in its individual capacity, as Servicer and as administrative agent (in such capacity, the "Administrative Agent"), NALL II, the Trustee, Wilmington Trust, as Delaware Trustee and owner trustee (in such capacity, the "Owner Trustee") and U.S. Bank, as Trust Agent and indenture trustee (in such capacity, the "Indenture Trustee").

         Section 1.02 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as "herein", "hereof", and the like shall refer to this Agreement as a whole and not to any particular part, Article, or Section within this Agreement,
(iii) the term "include" and all variations thereof shall mean "include without limitation", (iv) the term "or" shall include "and/or", (v) the term "proceeds" shall have the meaning ascribed thereto in the UCC and (vi) any defined term that relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements, or substitutions that have been or are hereafter executed and delivered in accordance with the terms thereof, except that references to the SUBI Trust Agreement include only such items as relate to the 2005-A SUBI and the Titling Trust.

         Any reference in this Agreement to any agreement means such agreement as it may be amended, restated, supplemented (only to the extent such agreement as supplemented relates to the Notes), or otherwise modified from time to time, except that references to the SUBI Trust Agreement include only such items as relate to the 2005-A SUBI and the Titling Trust. Any reference in this Agreement to any law, statute, regulation, rule, or other legislative action shall mean such law, statute, regulation, rule, or other legislative action as amended, supplemented, or otherwise modified from time to time, and shall include any rule or regulation promulgated thereunder. Any reference in this Agreement to a Person shall include the successor or permitted assignee of such Person.

                                  ARTICLE TWO
                       TRANSFER OF 2005-A SUBI CERTIFICATE

         Section 2.01 Transfer of 2005-A SUBI Certificate.



                                       2     SUBI Certificate Transfer Agreement

         In consideration of the Transferee's delivery to, or upon the order of, the Transferor of $____ (the "Transfer Price") in cash by federal wire transfer (same day) funds, of which an amount equal to approximately ____% of the Transfer Price will represent the proceeds of a capital contribution from NMAC to the Transferee, the Transferor hereby absolutely sells, transfers, assigns and otherwise conveys to the Transferee, without recourse, and the Transferee does hereby purchase and acquire, as of the date set forth above, all of the Transferor's right, title and interest in and to the following (collectively, the "Assets"):

                  (i) the 2005-A SUBI Certificate and the interest in the 2005-A SUBI represented thereby, including all monies due and paid or to become due and paid or payable thereon or in respect thereof after the Cutoff Date;

                  (ii) all of the Transferor's rights and benefits as holder of the 2005-A SUBI Certificate under the Servicing Agreement and the SUBI Trust Agreement;

                  (iii) the right to realize upon any property that underlies or may be deemed to secure the interest in the 2005-A SUBI represented by the 2005-A SUBI Certificate, as granted in the 2005-A SUBI Supplement and in the 2005-A SUBI Certificate;

                  (iv) all general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, securities accounts, investment property, financial assets, goods, letters of credit, letters of credit rights, advices of credit and uncertificated securities, and other property consisting of, arising from, or relating or credited to the foregoing; and

                  (v) all cash and non-cash proceeds of all of the foregoing.

         Section 2.02 True Sale. The parties hereto intend that the sale, transfer, and assignment of the Assets constitutes a true sale and assignment of the Assets such that any interest in and title to the Assets would not be property of the Transferor's estate in the event that the Transferor becomes a debtor in a case under any bankruptcy law. To the extent that the conveyance of the Assets hereunder is characterized by a court or similar governmental authority as a financing (i) it is intended by the Transferor and the Transferee that the interest conveyed constitutes a grant of a security interest under the UCC as in effect in the State of Delaware by the Transferor to the Transferee to secure the Transfer Price to the Transferor, which security interest shall be perfected and of a first priority, (ii) the Transferor hereby grants to the Transferee a security interest in all of its right, title, and privilege and interest in and to the Assets and the parties hereto agree that this Agreement constitutes a "security agreement" under all applicable laws and (iii) the possession by the Transferee or its agent of the 2005-A SUBI Certificate shall be deemed to be "possession by the secured party" or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction.





                                       3     SUBI Certificate Transfer Agreement

         Section 2.03 Representations and Warranties of the Transferor and the Transferee.

         (a) The Transferor hereby represents and warrants to the Transferee as of the date of this Agreement and the Closing Date that:

                  (i) Organization and Good Standing. The Transferor is a statutory trust duly formed, validly existing, and in good standing under the laws of the State of Delaware, and has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Assets.

                  (ii) Due Qualification. The Transferor is duly qualified to do business as a foreign business trust in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval, or qualification would not have a Material Adverse Effect on the Transferor.

                  (iii) Power and Authority. The Transferor has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Transferor by all necessary action.

                  (iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Transferor, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                  (v) No Violation. The execution, delivery, and performance by the Transferor of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof do not (A) conflict with, or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the Transferor's trust agreement; (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferor is a party or by which it may be bound or any of its properties are subject; (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents); (D) violate any law or, to the knowledge of the Transferor, any order, rule, or regulation applicable to it or its properties; or
         (E) contravene, violate, or result in a default under any judgment, injunction, order,





                                       4     SUBI Certificate Transfer Agreement
         decree, or other instrument of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or any of its properties, except to the extent that such contravention, violation, or default would not be likely to have a Material Adverse Effect.

                  (vi) No Proceedings. There are no proceedings in which the Transferor has been served or, to the knowledge of the Transferor, proceedings or investigations that are pending or threatened in each case against the Transferor, before any court, regulatory body, administrative agency or other tribunal, or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document (C) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement.

                  (vii) Title to 2005-A SUBI Certificate. Immediately prior to the transfer of the 2005-A SUBI Certificate pursuant to this Agreement, the Transferor (A) is the true and lawful owner of the 2005-A SUBI Certificate and it has the legal right to transfer the 2005-A SUBI Certificate, (B) has good and valid title to the 2005-A SUBI Certificate and the 2005-A SUBI Certificate is on the date hereof free and clear of all Liens and (C) will convey good, valid, and indefeasible title to the 2005-A SUBI Certificate to the Transferee under this Agreement.

         (b) Perfection Representations. The representations, warranties and covenants set forth on Schedule I hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Basic Document, the perfection representations contained in Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (i) shall not waive any of the perfection representations contained in Schedule I; (ii) shall provide the Rating Agencies with prompt written notice of any breach of perfection representations contained in Schedule I; and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I.

         (c) The Transferee hereby represents and warrants to the Transferor as of the date of this Agreement and the Closing Date that:

                  (i) Organization and Good Standing. The Transferee is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own and sell the Assets.



                                       5     SUBI Certificate Transfer Agreement

                  (ii) Due Qualification. The Transferee is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval or qualification would not have a Material Adverse Effect on the Transferee.

                  (iii) Power and Authority. The Transferee has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Transferee by all necessary action.

                  (iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Transferee, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                  (v) No Violation. The execution, delivery, and performance of this Agreement by the Transferee and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Transferee; (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Transferee is a party or by which it may be bound or any of its properties are subject; (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents); (D) violate any law or, to the knowledge of the Transferee, any order, rule, or regulation applicable to it or its properties; or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Transferee or any of its properties, except to the extent that such contravention, violation, or default would not be likely to have a Material Adverse Effect.

                  (vi) No Proceedings. There are no proceedings in which the Transferee has been served or, to the knowledge of the Transferee, proceedings or investigations that are pending or threatened, in each case against the Transferee, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that, in the reasonable




                                       6     SUBI Certificate Transfer Agreement
         judgment of the Transferee, would materially and adversely affect the performance by the Transferee of its obligations under this Agreement.

         (d) The representations and warranties set forth in this Section shall survive the sale of the Assets by the Transferor to the Transferee and the sale of the Assets by the Transferee to the Trust. Upon discovery by the Transferor, the Transferee or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         Section 2.04 Financing Statement and Books and Records.


         (a) In connection with the conveyance of the Assets hereunder, the Transferor agrees that on or prior to the Closing Date it will deliver to the Transferee, with all requisite endorsements, the 2005-A SUBI Certificate and will file, at its own expense, one or more financing statements with respect to the Assets meeting the requirements of applicable state law in such manner as necessary to perfect the sale of the Assets, and the proceeds thereof to the Transferor (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section 2.04, consist of telephone confirmation of such filings with the file stamped copy of each such filing to be provided to the Transferee in due course), as soon as is practicable after receipt by the Transferor thereof.

         (b) The Transferor further agrees that it will treat the transfer of the Assets as a sale for accounting purposes, take no actions inconsistent with the Transferee's ownership of the Assets and on or prior to the Closing Date indicate on its books, records, and statements that the Assets have been sold to the Transferee.

         Section 2.05 Acceptance by the Transferee. The Transferee agrees to comply with all covenants and restrictions applicable to a Holder of the 2005-A SUBI Certificate and the interest in the 2005-A SUBI represented thereby, whether set forth in the 2005-A SUBI Certificate, in the SUBI Trust Agreement, or otherwise, and assumes all obligations and liabilities, if any, associated therewith.

         Section 2.06 Release of Claims. Pursuant to Section 3.04(b) of the Titling Trust Agreement and Section 12.02(b) of the 2005-A SUBI Supplement, the Transferee hereby covenants and agrees for the express benefit of each holder from time to time of a UTI Certificate and any other SUBI Certificate that the Transferee shall release all claims to the UTI Assets and the related Other SUBI Assets, respectively, and, in the event such release is not given effect, to subordinate fully all claims it may be deemed to have against the UTI Assets or such Other SUBI Assets, as the case may be.

                                 ARTICLE THREE
                                 MISCELLANEOUS

         Section 3.01 Amendment.

         (a) Any term or provision of this Agreement may be amended by the parties




                                       7     SUBI Certificate Transfer Agreement
hereto, without the consent of any other Person; provided that (i) either (A) any amendment that materially and adversely affects the interests of the Noteholders shall require the consent of Noteholders evidencing not less than a Majority Interest of the Notes voting together as a single class or (B) such amendment shall not, as evidenced by an Officer's Certificate of NALL II delivered to the Indenture Trustee, materially and adversely affect the interests of the Noteholders and (ii) any amendment that adversely affects the interests of the Trust Certificateholder, the Indenture Trustee or the Owner Trustee shall require the prior consent written of each Person whose interests are adversely affected. An amendment shall be deemed not to materially and adversely affect the interests of the Noteholders if the Rating Agency Condition is satisfied with respect to such amendment and the Officer's Certificate described in the preceding sentence is provided to the Indenture Trustee. The consent of the Trust Certificateholder or the Owner Trustee shall be deemed to have been given if NALL II does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given. The Indenture Trustee may, but shall not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Agreement or otherwise.

         (b) Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Holder of such Note, or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Notes which were required to consent to such matter before giving effect to such amendment.

         (c) Notwithstanding anything herein to the contrary, any term or provision of this Agreement may be amended by the parties hereto without the consent of any of the Noteholders or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied and the Officer's Certificate described in
Section 3.01(b)(i)(B) is delivered to the Indenture Trustee.

         (d) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

         (e) Not less than 15 days prior to the execution of any amendment to this Agreement, NALL II shall provide each Rating Agency, the Trust Certificateholder, the Transferor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement, NALL II shall furnish a copy of such amendment to each Rating Agency, the Cap Provider, the Trust Certificateholder, the Indenture Trustee and the Owner Trustee.

         (f) Neither U.S. Bank, as trustee of NILT Trust nor the Indenture Trustee shall be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer shall deliver to a Responsible Officer of U.S. Bank and Indenture Trustee an Officer's Certificate to that effect, and U.S. Bank and the


                                       8     SUBI Certificate Transfer Agreement

Indenture Trustee may conclusively rely upon the Officer's Certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

         Section 3.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any otherwise applicable principles of conflict of laws (other than section 5-1401 of the New York General Obligations Law).

         Section 3.03 Severability. If one or more of the covenants, agreements, or provisions of this Agreement shall be, for any reason whatever, held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements, and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements, and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

         Section 3.04 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

         The Transferor acknowledges and agrees that (a) (i) the Transferee may, pursuant to the Trust SUBI Certificate Transfer Agreement, transfer and assign the 2005-A SUBI and the 2005-A SUBI Assets represented thereby and assign its rights under this Agreement to Nissan Auto Lease Trust 2005-A and (ii) the representation, warranties and covenants contained in this Agreement and the rights of the Transferee under this Agreement are intended to benefit Nissan Auto Lease Trust 2005-A; and (b) (i) Nissan Auto Lease Trust 2005-A may, pursuant to the Indenture, pledge and grant a security interest in the 2005-A SUBI and the 2005-A SUBI Assets represented thereby and assign the Transferee's rights under this Agreement to the Indenture Trustee and (ii) the representation, warranties, and covenants contained in this Agreement and the rights of the Transferee under this Agreement are intended to benefit the Indenture Trustee (for the benefit of the holders of the Notes). The Transferor hereby consents to all such transfers, assignments, pledges and grants.

         Section 3.05 Headings. The Article and Section headings are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 3.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         Section 3.07 Further Assurances. Each party hereto shall do such acts, and execute and deliver to the other party such additional documents or instruments as may be reasonably requested, in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.



                                       9     SUBI Certificate Transfer Agreement

         Section 3.08 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and each Holder of the 2005-A SUBI Certificate and each Registered Pledgee, who shall be considered third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

         Section 3.09 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the Transferor, the Trustee, the Titling Trust, the Issuer, any Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

         This Section shall survive the complete or partial termination of this Agreement, the resignation or removal or the Trustee and the complete or partial resignation or removal of the Servicer.

         Section 3.10 No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank, not individually or personally, but solely as trustee of NILT Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings, and agreements herein made on the part of the Transferor, as it relates to NILT Trust, is made and intended not as personal representations, undertakings, and agreements by U.S. Bank, but is made and intended for the purpose of binding only NILT Trust, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall U.S. Bank be personally liable for the payment of any indebtedness or expenses of NILT Trust under this Agreement or any other related documents.

                           [Signature Page to Follow]











                                       10    SUBI Certificate Transfer Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                               NILT TRUST, as Transferor

                               By:      U.S. BANK NATIONAL
                                        ASSOCIATION, as Managing
                                        Trustee



                                        By:  _________________________
                                        Name:
                                        Title:



                               NISSAN AUTO LEASING LLC II, as
                               Transferee



                                        By:  __________________________
                                        Name:  Kazuhiko Kazama
                                        Title: Treasurer


                                      S-1   SUBI Certificate Transfer Agreement

                                   SCHEDULE I

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

         In addition to the representations, warranties and covenants contained in the SUBI Certificate Transfer Agreement, NILT Trust ("NILT Trust"), as transferor, hereby represents, warrants, and covenants to the Nissan Auto Leasing LLC II ("NALL II"), as transferee, as follows on the Closing Date:

1. The SUBI Certificate Transfer Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the 2005-A SUBI Certificate in favor of NALL II, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from NILT Trust.

2. The 2005-A SUBI Certificate constitutes a "general intangible," "instrument," "certificated security," or "tangible chattel paper," within the meaning of the applicable UCC.

3. NILT Trust owns and has good and marketable title to the 2005-A SUBI Certificate free and clear of any Liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

4. NILT Trust has received all consents and approvals to the sale of the 2005-A SUBI Certificate hereunder to NALL II required by the terms of the 2005-A SUBI Certificate to the extent that it constitutes an instrument or a payment intangible.

5. NILT Trust has received all consents and approvals required by the terms of the 2005-A SUBI Certificate, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to NALL II of its interest and rights in the 2005-A SUBI Certificate hereunder.

6. NILT Trust has caused or will have caused, within ten days after the effective date of the SUBI Certificate Transfer Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the 2005-A SUBI Certificate from NILT Trust to NALL II and the security interest in the 2005-A SUBI Certificate granted to NALL II hereunder.

7. To the extent that the 2005-A SUBI Certificate constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to NALL II.



                                      S-2    SUBI Certificate Transfer Agreement

8. Other than the transfer of the 2005-A SUBI Certificate from NILT Trust to NALL II under the SUBI Certificate Transfer Agreement and from NALL II to the Issuer under the Trust SUBI Certificate Transfer Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, NILT Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the 2005-A SUBI Certificate. NILT Trust has not authorized the filing of, nor is aware of, any financing statements against NILT Trust that include a description of collateral covering the 2005-A SUBI Certificate other than any financing statement relating to any security interest granted pursuant to the Basic Documents or that has been terminated.

9. No instrument or tangible chattel paper that constitutes or evidences the 2005-A SUBI Certificate has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.



                                      S-3    SUBI Certificate Transfer Agreement